Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,624,392
Unrealized Gain (Loss) on Market Value of Futures	785,400
Interest Income	27,298
ETF Transaction Fees	2,000
Total Income (Loss)	$2,439,090

Expenses
Investment Advisory Fee	$9,656
K-1 Tax Expense	73,055
Audit Fees	21,444
Brokerage Commissions	1,543
NYMEX License Fee	565
Non-interested Directors' Fees and Expenses	334
Total Expenses	106,597
K-1 Tax Expense Waiver	(68,485)
Audit Fees Waiver	(21,178)
Net Expenses	$16,934
Net Gain (Loss)	$2,422,156

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/08	$16,153,489
Additions (200,000 Units)	12,546,852
Net Gain (Loss)	2,422,156

Net Asset Value End of Period	$31,122,497
Net Asset Value Per Unit (500,000 Units)	$62.24

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502